UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Bulverde Road, Suite 100 San Antonio, Texas	78259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective December 21, 2016, Joseph V. Topper, Jr., a member of the Company’s Board of Directors (the “Board”), resigned as a director of the Board. Mr. Topper’s resignation was not because of a disagreement with the Company.

Item 8.01. Other Events
On December 21, 2016, CST Brands, Inc. (the “Company”) entered into a timing agreement with the United States Federal Trade Commission (the “FTC”) pursuant to which the Company has agreed, among other things, (i) not to consummate the proposed acquisition of the Company by a wholly owned subsidiary of Alimentation Couche-Tard Inc. (“Couche-Tard”) pursuant to the Agreement and Plan of Merger, dated as of August 21, 2016, by and among the Company, Circle K Stores Inc., a wholly owned subsidiary of Couche-Tard, and Ultra Acquisition Corp., a wholly owned subsidiary of Circle K Stores Inc. (the “Merger”), prior to 45 days after both the Company and Couche-Tard have substantially complied with the FTC’s November 16, 2016 request for additional information and documentary material relating to the Merger (the “Second Request”), unless the Company and Couche-Tard have received prior written notice that the FTC has closed its investigation and (ii) not to certify compliance with the Second Request before January 31, 2017. Couche-Tard has informed the Company that it also entered into a timing agreement with the FTC on the same terms. The Company and Couche-Tard are continuing to work cooperatively with the FTC in its review of the proposed Merger.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: December 22, 2016